ARHAUS ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS

Net Revenue of $295 million, Net Income of $15 million, and Adjusted EBITDA of $29 million
Reaffirming Full Year 2024 Outlook

BOSTON HEIGHTS, Ohio—May 9, 2024—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights
•Net revenue of $295 million
•Comparable growth(1) of (9.5)%
•Net and comprehensive income of $15 million
•Adjusted EBITDA of $29 million

2024 Outlook Reaffirmed
•Net revenue of $1.33 billion to $1.37 billion
•Comparable growth(1) of (4.0)% to (2.0)%
•Net and comprehensive income of $95 million to $105 million
•Adjusted EBITDA of $185 million to $200 million

CEO Comments

John Reed, Co-Founder and Chief Executive Officer, commented,

“I want to thank our teams for delivering a solid start to 2024 and executing on our key priorities. We are pleased to have exceeded our top and bottom line outlook for the quarter as the Arhaus team executed well, and first quarter benefited from the shift in our new warehouse management system implementation to April from March. We are building on our track record of industry-leading market share gains with demand comparable growth(2) of 1.3% in the first quarter. January’s weather-impacted high-single-digit demand comparable decline was more than offset by demand comparable growth of mid-single-digit and high-single-digit in February and March, respectively. We also continued our strategic investments in systems, eCommerce capabilities and our in-home designer and trade programs during the quarter.

“We are thrilled with client response to the new product introductions we have made this year and are excited to be opening several new Showrooms in the second quarter, including in new markets, as we capitalize on our tremendous brand awareness opportunity and remain keenly focused on strategic growth. We are on track to deliver on our goals for the year and are reaffirming our 2024 full year financial outlook.”

First Quarter 2024 Results

Net revenue in the first quarter was $295 million, compared to $305 million in the first quarter of 2023. The decrease was the result of the non-recurrence of prior year abnormal backlog deliveries and a weather-related impact on deliveries in January, partially offset by favorable demand versus prior year.

Comparable growth(1) was (9.5)% and demand comparable growth(2) was 1.3% in the first quarter of 2024.

Gross margin decreased to $115 million, compared to $128 million in the first quarter of 2023, driven primarily by lower net revenue and higher Showroom costs as we continue to expand our footprint.

Selling, general and administrative expenses increased 16.8% to $97 million, compared to $83 million in the first quarter of 2023, primarily driven by higher selling expense related to new Showrooms and demand strength, higher corporate expense as we continue to invest in our strategic initiatives to support and drive the growth of the business, and increased warehouse expense as our Dallas location continues to increase productivity.

Net and comprehensive income was $15 million compared to $34 million in the first quarter of 2023.

Adjusted EBITDA was $29 million compared to $55 million in the first quarter of 2023. Adjusted EBITDA as a percent of net revenue was 9.9% in the first quarter of 2024, compared to 18.0% in the first quarter of 2023.

Balance Sheet and Cash Flow Highlights, as of March 31, 2024

Cash and cash equivalents totaled $233 million, and the Company had no long-term debt at March 31, 2024. Net merchandise inventory increased 5.6% to $268 million, compared to $254 million as of December 31, 2023. Client deposits increased 16.8% to $203 million, compared to $174 million as of December 31, 2023.

For the three months ended March 31, 2024, net cash provided by operating activities was $37 million, compared to $11 million for the three months ended March 31, 2023.

For the three months ended March 31, 2024, net cash used in investing activities was approximately $26 million, which includes landlord contributions of approximately $13 million and company-funded capital expenditures(3) of approximately $13 million. For the three months ended March 31, 2023, net cash used in investing activities was approximately $11 million, which included landlord contributions of approximately $3 million and company-funded capital expenditures(3) of approximately $8 million.

Outlook
The table below reaffirms our previously provided expectations for selected full year 2024 financial operating results and sets out our expectations for selected second quarter 2024 operating results.

Full Year 2024		Q2 2024
Net revenue	$1.33 billion to $1.37 billion	$310 million to $320 million
Comparable growth(1)	(4)% to (2)%	(9)% to (7)%
Net income (4)	$95 million to $105 million	$14 million to $18 million
Adjusted EBITDA(5)	$185 million to $200 million	$33 million to $38 million
Other estimates:
Company-funded capital expenditures(3)	$80 million to $100 million
Depreciation & amortization	$45 million to $50 million
Fully diluted shares	~141 million
Effective tax rate	~ 26%

In 2024, the Company plans to open nine to eleven new Showrooms, as well as renovate, relocate and expand several locations.

(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(3) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(4) U.S. GAAP net income (loss).
(5) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest expense, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

You are invited to listen to Arhaus’ conference call to discuss the first quarter 2024 financial results scheduled for today, May 9, 2024, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (800) 715-9871 within the U.S., or 1 (646) 307-1963, outside the U.S. The conference ID is: 9650241.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at http://ir.arhaus.com for approximately twelve months.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With over 90 showrooms and design center locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:

Wendy Watson
SVP, Investor Relations
(440) 439-7700 x3409
invest@arhaus.com

Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include adjusted EBITDA and adjusted EBITDA as a percentage of net revenue which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-

U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with U.S. GAAP, below.

Forward-Looking Statements

Certain statements contained herein, including statements under the headings “Full Year 2024 Outlook Reaffirmed” and “Outlook”, are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; disruption in our receiving and distribution system, including delays in the integration of our distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with increased freight and transportation costs; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited, amounts in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$233,230	$223,098
Restricted cash	3,210	3,207
Accounts receivable, net	1,805	2,394
Merchandise inventory, net	268,410	254,292
Prepaid and other current assets	33,122	26,304
Total current assets	539,777	509,295
Operating right-of-use assets	322,905	302,157
Financing right-of-use assets	38,209	38,835
Property, furniture and equipment, net	243,167	220,248
Deferred tax assets	18,953	19,127
Goodwill	10,961	10,961
Other noncurrent assets	2,407	4,525
Total assets	$1,176,379	$1,105,148

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$62,135	$63,699
Dividends payable	70,628	—
Accrued taxes	13,296	9,638
Accrued wages	11,156	15,185
Accrued other expenses	43,195	46,062
Client deposits	202,922	173,808
Current portion of operating lease liabilities	42,694	33,051
Current portion of financing lease liabilities	919	904
Total current liabilities	446,945	342,347
Operating lease liabilities, long-term	383,684	362,598
Financing lease liabilities, long-term	53,658	53,870
Deferred rent and lease incentives	1,871	1,952
Other long-term liabilities	4,574	4,143
Total liabilities	$890,732	$764,910

Commitments and contingencies

Stockholders’ equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 53,361,983 shares issued and 53,241,316 outstanding as of March 31, 2024; 53,254,088 shares issued and 53,169,711 outstanding as of December 31, 2023)	53	52
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of March 31, 2024; 87,115,600 shares issued and outstanding as of December 31, 2023)	87	87
Retained earnings	89,206	145,292
Additional paid-in capital	196,301	194,807
Total Arhaus, Inc. stockholders’ equity	$285,647	$340,238
Total liabilities and stockholders’ equity	$1,176,379	$1,105,148

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Comprehensive Income (Unaudited, amounts in thousands, except share and per share data)

	Three months ended
	March 31,
	2024	2023
Net revenue	$295,162	$304,568
Cost of goods sold	180,108	176,330
Gross margin	115,054	128,238
Selling, general and administrative expenses	96,693	82,782
Income from operations	18,361	45,456
Interest expense (income), net	(1,432)	(173)
Other income	(122)	(572)
Income before taxes	19,915	46,201
Income tax expense	4,816	12,102
Net and comprehensive income	$15,099	$34,099

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	139,816,792	139,072,756
Net and comprehensive income per share, basic	$0.11	$0.25
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	140,556,031	139,939,543
Net and comprehensive income per share, diluted	$0.11	$0.24

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited, amounts in thousands)

	Three months ended
	March 31,
	2024	2023
Cash flows from operating activities
Net income	$15,099	$34,099
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,603	6,740
Amortization of operating lease right-of-use asset	8,738	7,559
Amortization of deferred financing fees, interest on finance lease in excess of principal paid and interest on operating leases	6,233	4,640
Equity based compensation	2,024	1,630
Deferred tax assets	174	4,599
Amortization of cloud computing arrangements	310	—
Amortization and write-off of lease incentives	(80)	(80)
Insurance proceeds	—	47
Changes in operating assets and liabilities
Accounts receivable	589	(173)
Merchandise inventory	(14,118)	(5,750)
Prepaid and other assets	(5,758)	(1,286)
Other noncurrent liabilities	18	93
Accounts payable	(4,819)	(12,625)
Accrued expenses	(5,092)	(13,346)
Operating lease liabilities	(4,207)	(10,628)
Client deposits	29,114	(4,654)
Net cash provided by operating activities	36,828	10,865
Cash flows from investing activities
Purchases of property, furniture and equipment	(25,932)	(11,693)
Insurance proceeds	—	333
Net cash used in investing activities	(25,932)	(11,360)
Cash flows from financing activities
Principal payments under finance leases	(221)	(65)
Repurchase of shares for payment of withholding taxes for equity based compensation	(540)	(347)
Net cash used in financing activities	(761)	(412)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,135	(907)
Cash, cash equivalents and restricted cash
Beginning of period	226,305	152,527
End of period	$236,440	$151,620

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited, amounts in thousands)

	Three months ended
	March 31,
	2024	2023
Supplemental disclosure of cash flow information
Interest paid in cash	$840	$1,305
Interest received in cash	2,871	1,507
Income taxes paid in cash	991	1,246
Noncash investing activities:
Purchase of property, furniture and equipment in current liabilities	15,250	8,025
Noncash financing activities:
Capital contributions	11	17

Arhaus, Inc. and Subsidiaries Reconciliation of Net Income to Adjusted EBITDA (Unaudited, amounts in thousands)

	Three months ended
	March 31,
	2024	2023
Net and comprehensive income	$15,099	$34,099
Interest expense (income), net	(1,432)	(173)
Income tax expense	4,816	12,102
Depreciation and amortization	8,603	6,740
EBITDA	27,086	52,768
Equity based compensation	2,024	1,630
Other expenses (1)	—	437
Adjusted EBITDA	$29,110	$54,835

Net revenue	$295,162	$304,568
Net and comprehensive income as a % of net revenue	5.1%	11.2%
Adjusted EBITDA as a % of net revenue	9.9%	18.0%

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as public offering costs, severance, signing bonuses and recruiting costs. For the three months ended March 31, 2023, these expenses consisted largely of $0.3 million of severance, signing bonuses and recruiting costs and $0.1 million of public offering costs.